Mail to: Secretary of State   For office use only 001
                              Corporations Section
Please include a typed      1560 Broadway, Suite 200
self-addressed envelope         Denver CO, 80202
                                 (303) 894-2251          951155350 C $50.00
MUST BE TYPED                  Fax (303) 894-2242        SECRETARY OF STATE
FILING FEE: $50.00                                       12-19-95 14:30
MUST SUBMIT TWO COPIES

                           ARTICLES OF INCORPORATION

Corporation Name: OPEC CORP.

Prinicipal Business Address: 6332 Firestar Ln. Colorado Springs, CO 80918
                                     (Include City, State, Zip)

Cumulative voting shares of stock is authorized.  Yes [ ]  No [X]

If duration is less than perpetual enter number of years ____________

Preemptive rights are granted to shareholders.  Yes [ ]  No [X]

Stock information: (if additional space is needed continue on a separate sheet of paper.)

Stock Class ____________ Authorized Shares   1000      Par Value NPV
Stock Class ____________ Authorized Shares   1000      Par Value NPV

The name of the initial registered agent and the address of the registered office is: (if another corporation, use last name space)

Last Name: Cannella       First & Middle Name: Donald, Dean

Street Address: 6332 Firestar Ln. Colorado Springs, CO 80918
                           (Include City, State, Zip)


The undersigned consents to the appointment as the initial registered agent.

Signature of Registered Agent: /s/ Donald D. Cannella

These articles are to have a delayed effective date of: ____________

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.)

     NAME                                         ADDRESS

Donald D. Cannella                 6332 Firestar Ln. Colorado Springs, CO 80918
William F. Gannon                  13655 West 82nd. Ave. Arvada, CO 80003

Incorporators who are natural persons must be 18 years or more. The undersigned,
acting  as   incorporator(s)  of  a  corporation  under  the  Colorado  Business
Corporation Act, adopt the above Articles of Incorporation.

Signature: /s/ Donald D. Cannella       Signature: /s/ William F. Gannon

                               STATE OF COLORADO
                              DEPARTMENT OF STATE

     I hereby certify that this is a true and complete copy of the document filed in this office and admitted to record in File 951155350 Dated February 24, 1999.

                              /s/ Viciaria Buckley
                               Secretary of State

                                 By /s/ J Bearg